UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Shenandoah Telecommunications Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SHENANDOAH TELECOMMUNICATIONS COMPANY

500 Shentel Way

Edinburg, Virginia 22824

______________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 1, 2007

______________________________

To our shareholders:

Notice is hereby given that the 2007 annual meeting of shareholders of Shenandoah Telecommunications Company will be held in the auditorium of the Company’s offices at 500 Shentel Way, Edinburg, Virginia, on Tuesday, May 1, 2007, at 11:00 a.m., local time, for the following purposes:

1.	to consider and vote upon a proposal to elect one director to serve until the annual meeting of shareholders in 2009 and three directors to serve until the annual meeting of shareholders in 2010; and,
2.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 20, 2007 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend this meeting. Lunch will be provided.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote, you should complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. No postage is required if the proxy is mailed in the United States. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

By Order of the Board of Directors,

Jonathan R. Spencer

Secretary

Dated: March 27, 2007

SHENANDOAH TELECOMMUNICATIONS COMPANY

500 Shentel Way

Edinburg, Virginia 22824

Annual Meeting of Shareholders

May 1, 2007

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Shenandoah Telecommunications Company for use at Shenandoah Telecommunications Company’s 2007 annual meeting of shareholders to be held in the auditorium of the Company’s offices at 500 Shentel Way, Edinburg, Virginia, on Tuesday, May 1, 2007, at 11:00 a.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

The Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company may solicit proxies by personal interview, telephone, e-mail and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

A list of shareholders entitled to vote at the annual meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 500 Shentel Way, Edinburg, Virginia 22824, and at the time and place of the meeting during the whole time of the meeting.

This proxy statement and the enclosed proxy card are first being mailed to the Company’s shareholders on or about March 27, 2007.

Voting and Revocability of Proxies

A proxy for use at the annual meeting and a return postage-paid envelope are enclosed.

Shares of the Company’s common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted FOR the election of the four director nominees to the Company’s board of directors. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, including a proposal to adjourn or postpone the annual meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the accompanying proxy will vote on such matter in their own discretion.

A shareholder executing a proxy card may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to the Company’s Secretary, by subsequently filing another proxy bearing a later date or by attending the annual meeting and voting in person. Attending the annual meeting will not automatically revoke the shareholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary.

Voting Procedure

All holders of record of the common stock at the close of business on March 20, 2007 will be eligible to vote at the annual meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such shareholder. As of March 20, 2007, there were 7,772,533 shares of common stock outstanding.

A majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting, who will determine whether or not a quorum is present. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes in favor of their election. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, which under such rules typically include the election of directors, when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers. A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker non-vote will not affect whether any proposal to be acted upon at the annual meeting is approved.

Annual Report to Shareholders

A copy of the Company’s annual report to shareholders for the year ended December 31, 2006 accompanies this proxy statement. The Company is required to file an annual report on Form 10-K for the year ended December 31, 2006 with the SEC. Shareholders may obtain, free of charge, a copy of the 2006 Form 10-K, without exhibits, by writing to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary. The annual report on Form 10-K is also available through the Company’s website at www.shentel.com. The annual report to shareholders and the Form 10-K are not proxy soliciting materials.

Important Notice Regarding Delivery of Shareholder Documents

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report to shareholders and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of an annual report to shareholders and proxy statement is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report to shareholders and proxy statement to your address. If you did not receive an individual copy of our annual report to shareholders or this proxy statement, and wish to do so, the Company will send a copy to you if you address your written request to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary, or call us at 540-984-5200. If you are receiving multiple copies of our annual report to shareholders and proxy statement, you can request householding by contacting our corporate secretary in the same manner.

SECURITY OWNERSHIP

Management Ownership of Common Stock

The following table presents, as of March 20, 2007, information based upon the Company’s records and filings with the SEC regarding beneficial ownership of the common stock by the following persons:

•	each director and each nominee to the board of directors;
•	each executive officer of the Company named in the summary compensation table under the “Executive Compensation” section of this proxy statement; and
•	all directors and executive officers of the Company as a group.

As of March 20, 2007, there were 7,863,977 shares of common stock outstanding including shares which may be issued under options exercisable within 60 days of March 20, 2007.

The information presented below regarding beneficial ownership of the Company’s common stock has been presented in accordance with rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be the beneficial owner of any security as to which a person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Directors, Nominees and Executive Officers
Douglas C. Arthur	3,234	*
Ken L. Burch	84,717	1.09
Tracy Fitzsimmons	100	*
Christopher E. French	308,574	3.97
Richard L. Koontz, Jr	100	*
Dale S. Lam	500	*
Jonelle St. John	0	*
William A. Truban, Jr	2,508	*
James E. Zerkel II	9,484	*
Earle A. MacKenzie	5,447	*
David E. Ferguson	7,220	*
William L. Pirtle	2,870	*
David K. MacDonald	2,665	*

All directors, nominees and executive officers as a group (19 persons)	431,790	5.54

*Less than 1%.

The percentage of beneficial ownership as to any person as of March 20, 2007 is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of March 20, 2007 plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the Company’s common stock listed in the table have sole voting and investment power with respect to the shares shown.

The shares of common stock shown as beneficially owned by Mr. Arthur include 360 shares of common stock owned of record by his spouse. Mr. Arthur disclaims beneficial ownership of such shares.

The shares of common stock shown as beneficially owned by Mr. Burch include 189 shares of common stock owned of record by his spouse. Mr. Burch disclaims beneficial ownership of such shares.

The shares of common stock shown as beneficially owned by Mr. French include 18,235 shares of common stock owned of record by his spouse, 4,556 shares of common stock owned of record by two of his children, 246,164 shares owned of record by 14 trusts for the benefit of Mr. French’s minor child and other family members for which Mr. French serves as trustee, and options exercisable within 60 days of March 20, 2007 to purchase 5,466 shares of common stock. Mr. French disclaims beneficial ownership of the shares owned of record by his spouse and two of his children.

The shares of common stock shown as beneficially owned by Mr. Truban include 1,508 shares of common stock owned of record by a family limited liability company of which Mr. Truban is a voting member.

The shares of common stock shown as beneficially owned by Mr. Zerkel include 250 shares of common stock owned of record by his spouse. Mr. Zerkel disclaims beneficial ownership of such shares.

The shares of common stock shown as beneficially owned by Mr. MacKenzie include 1,676 shares of common stock owned of record by his spouse, and options exercisable within 60 days of March 20, 2007 to purchase 4,000 shares of common stock. Mr. MacKenzie disclaims beneficial ownership of the shares owned of record by his spouse.

The shares of common stock shown as beneficially owned by Mr. Ferguson include options exercisable within 60 days of March 20, 2007 to purchase 3,324 shares of common stock.

The shares of common stock shown as beneficially owned by Mr. Pirtle include options exercisable within 60 days of March 20, 2007 to purchase 3,277 shares of common stock.

The shares of common stock shown as beneficially owned by Mr. MacDonald include 44 shares of common stock owned of record by two trusts for the benefit of his minor children, and options exercisable within 60 days of March 20, 2007 to purchase 2,242 shares of common stock.

The shares of common stock shown as beneficially owned by all directors and executive officers as a group includes options exercisable within 60 days of March 20, 2007 to purchase 21,237 shares of common stock.

Principal Shareholders

The following table presents, as of March 20, 2007, information based upon the Company’s records and filings with the SEC regarding beneficial ownership of the common stock by each person known to the Company to be the beneficial owner of more than 5% of the common stock. The information is based on the most recent Schedule 13G filed with the SEC on behalf of such persons

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Wachovia Corporation	405,400	5.16
One Wachovia Center
Charlotte, NC 28228-0137

The shares of common stock shown as beneficially owned by Wachovia Corporation were reported in a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2007. Wachovia Corporation reported sole power to vote or dispose of all 405,400 shares shown.

ELECTION OF DIRECTORS

Nominees for Election as Directors

The Company’s articles of incorporation provide that the board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of shareholders in 2008 and at the annual meeting of shareholders in 2009, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

Christopher E. French, Dale S. Lam and James E. Zerkel II have been nominated for election to the class with a three-year term that will expire at the annual meeting of shareholders in 2010. Mr. French, Mr. Lam and Mr. Zerkel are incumbent directors who have served on the board of directors since 1996, 2004 and 1985, respectively.

Jonelle St. John was elected by the Board of Directors on January 22, 2007 to fill the vacancy created by the death of Noel M. Borden. In accordance with the Company’s Bylaws, Ms. St. John must stand for election at the 2007 annual meeting and if elected will serve until the 2009 annual meeting.

All four nominees were nominated for election by the board of directors and recommended for nomination by the nominating committee, which consists of Mr. Arthur, Mr. Burch, Mr. Lam, and Mr. Zerkel. Ms. St. John was recommended to the nominating committee as a director candidate by Mr. French.

Approval of Nominees

Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR the election of each of the nominees. In the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

The board of directors unanimously recommends that the shareholders of the Company vote FOR the election of the nominees to serve as directors.

Information About Nominees and Continuing Directors

Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

Nominee for Election for Two-Year Term Expiring in 2009

Name	Age	Director Since
Jonelle St. John	53	2007

Jonelle St. John is currently a consultant with Pace Harmon, LLC and has previously served as a director and chairman of the audit committee of Motient Corporation, a nationwide provider of two-way, wireless mobile data services and wireless internet services. Ms. St. John was the chief financial officer of MCI WorldCom International in London from 1998 through 2000 following her position as the treasurer of MCI Communications Corporation from 1993 to 1998. Prior to joining MCI, Ms. St. John served as the vice president - finance and treasurer and was the vice president and controller of Telecom*USA from 1985 until it was acquired by MCI in 1990.

Nominees for Election for Three-Year Term Expiring in 2010

Name	Age	Director Since
Christopher E. French	49	1996
Dale S. Lam	44	2004
James E. Zerkel II	62	1985

Christopher E. French has served as President and Chief Executive Officer of the Company and its subsidiaries since 1988. Prior to his appointment as President, he held a variety of positions with the Company, including Executive Vice President and Vice President-Network Service. Mr. French also serves on the Board of Directors of First National Corporation.

Dale S. Lam has served as Chief Financial Officer and member of the Board of Directors of ComSonics, Inc., a cable television equipment manufacturer and repair operation located in Harrisonburg, Virginia, since April 2001. He is also a Certified Public Accountant. From December 1997 to March 2001, Mr. Lam served in a variety of positions with WLR Foods, Inc., a publicly traded poultry processor, including Controller, Chief Financial Officer and Vice President of Finance.

James E. Zerkel II has served as Vice President of James E. Zerkel, Inc., a hardware firm located in Mt. Jackson, Virginia, since 1970. Mr. Zerkel also serves on the Board of Directors of the Shenandoah Valley Electric Cooperative.

Directors Whose Terms Expire in 2008

Name	Age	Director Since
Douglas C. Arthur	64	1997
Tracy Fitzsimmons	40	2005
William A. Truban, Jr.	41	2005

Douglas C. Arthur has been an attorney-at-law since 1967, and currently maintains his legal practice in Strasburg, Virginia. He is a member of the Board of Directors of First National Corporation and a member of the Shenandoah County School Board.

Tracy Fitzsimmons has served as Senior Vice President and Vice President for Academic Affairs of Shenandoah University, Winchester, Virginia, since October 2006 and Vice President of Academic Affairs since July 2002. She previously held the position of Dean of the College of Arts and Sciences from July 2001 to June 2002. From August 1995 to June 2001, Dr. Fitzsimmons served as Associate Professor of Government and Chair of the College of Arts & Sciences Faculty, as well as President of the Academic Assembly, at the University of Redlands, Redlands, California. Dr. Fitzsimmons also currently serves as a professor of political science at Shenandoah University. Dr. Fitzsimmons received a PhD degree from Stanford University and a B.A. degree from Princeton University.

William A. Truban, Jr. has been an attorney-at-law since 1991. Mr. Truban is a member of the law firm of Owen and Truban, PLC, which is located in Winchester, Virginia. Mr. Truban’s areas of legal practice include tax, business and estate planning.

Directors Whose Terms Expires in 2009

Name	Age	Director Since
Ken L. Burch	62	1995
Richard L. Koontz, Jr.	49	2006

Ken L. Burch is a farmer who owns a purebred and commercial beef cattle operation near Shenandoah Caverns, Virginia.

Richard L. Koontz, Jr. has served as Vice President of Holtzman Oil Corporation, a supplier and distributor of petroleum products located in Mt. Jackson, Virginia, since 1988. He is currently a member and chairman of the Shenandoah County School Board.

Board of Directors and Committees of the Board of Directors

The board of directors has determined that with the exception of Christopher E. French, each of the incumbent directors and the director nominee is or (in the case of such nominee) will be an “independent director,” as that term is defined in Nasdaq Marketplace Rule 4200(a)(15).

The board of directors welcomes communications from its shareholders, and has adopted a procedure for receiving and addressing those communications. Shareholders may send written communications to either the full board of directors or the non-management directors as a group by writing to the board of directors or the non-management directors at the following address: Board of Directors/Non-Management Directors, Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary. Communications by e-mail should be addressed to corpsec@shentel.net and marked “Attention: Corporate Secretary” in the “Subject” field. The Secretary will review and forward all shareholder communications to the intended recipient, except for those shareholder communications that are outside the scope of board matters or duplicative of other communications by the applicable shareholder previously forwarded to the intended recipient.

The board of directors held 18 meetings during 2006. During 2006, each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and of each committee of the board of directors on which such director served.

All of the Company’s directors serving on the board of directors at that time attended the Company’s annual meeting of shareholders in 2006. The board of directors has adopted a policy that all directors should attend the annual meeting of shareholders.

The board of directors currently has a standing audit committee, a standing personnel committee, and a standing nominating committee.

The audit committee, which held ten meetings during 2006, consists of Mr. Lam, who is the Chairman, Ms. St. John, Mr. Arthur, and Mr. Truban. The board of directors has determined that each current audit committee member meets the independence requirements applicable to audit committee members under the Nasdaq Marketplace Rules and rules of the SEC. The board of directors has determined that Mr. Lam and Ms. St. John are “audit committee financial experts,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and are independent of management. The audit committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing the Company’s independent auditors, pre-approving all audit and non-audit services by the independent auditors, reviewing the scope of the audit plan and the results of each audit with management and the independent auditors, reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to the Company’s code of conduct and other policies and procedures regarding adherence with legal requirements. The audit committee’s duties are set forth in the committee’s charter, which was last amended on February 9, 2004. A copy of the charter is available on the Company’s website at www.shentel.com.

The personnel committee, which held five meetings during 2006, consists of Mr. Zerkel, who is the Chairman, Dr. Fitzsimmons and Mr. Koontz. The personnel committee is responsible, among its other duties, for considering and making recommendations to the board of directors with respect to programs for human resource development and management organization and succession, for considering and making recommendations to the board of directors with respect to compensation matters and policies and the Company’s employee benefit and incentive plans, including the Company’s stock incentive plans, and for administering such plans. In accordance with the Nasdaq Marketplace Rules, the compensation of the chief executive officer and the Company’s other executive officers is determined by the board of directors upon the recommendation of a majority of the directors who meet the independence requirements prescribed by the Nasdaq Marketplace Rules.

The nominating committee, which held two meetings during 2006, consists of Mr. Arthur, who is the Chairman, Mr. Burch, Mr. Lam and Mr. Zerkel, all of whom meet the independence requirements prescribed by the Nasdaq Marketplace Rules. The committee is responsible for recommending candidates for election to the board of directors for approval and nomination by the board of directors. The committee is also responsible for making recommendations to the board of directors or otherwise acting with respect to corporate governance matters, including board size and membership qualifications, new director orientation, committee structure and membership, non-employee director compensation, communications with shareholders, and board and committee self-evaluations. The charter of the nominating committee is available on the Company’s website at www.shentel.com.

Director Nomination Process

The board of directors has, by resolution, adopted a director nominations policy. The purpose of the nominations policy is to describe the process by which candidates for possible inclusion in the Company’s recommended slate of director nominees are selected. The nominations policy is administered by the nominating committee of the board of directors.

The board of directors does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the board of directors, the nominating committee will take into account the Company’s current needs and the qualities needed for board service, including experience and achievement in business, finance, technology or other areas relevant to the Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and Nasdaq Marketplace Rules; service on other boards of directors; sufficient time to devote to board matters; and ability to work effectively and collegially with other board members. In the case of incumbent directors whose terms of office are set to expire, the nominating committee will review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. For those potential new director candidates who appear upon first consideration to meet the board’s selection criteria, the nominating committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

The nominating committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors, and executive search firms. The nominating committee will consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of shareholders, the nominating committee will consider any written recommendations of director candidates by shareholders received by the Secretary of the Company not later than 120 days before the anniversary of the previous year’s annual meeting of shareholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary.

The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nominations process. The nominating committee intends to review the nominations policy at least annually and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The nominating committee may amend the nominations policy at any time, in which case the most current version will be available on the Company’s website at www.shentel.com.

Director Compensation

Directors who are not employees of the Company receive a cash fee of $1,000 per month and a cash fee of $1,000 for each board of directors meeting attended ($900 per meeting prior to May 2006). Committee members are paid cash fees of $200 for each committee meeting attended in person or $100 for each committee meeting in which they participate by conference call when such meetings are not held in conjunction with a board of directors meeting. The Committee chairs are paid an additional fee of $100 for each committee meeting they attend (no amounts were paid for Committee chairs prior to May 2006). The Company pays its non-employee directors these fees in arrears on a monthly basis. All directors are reimbursed for the out-of-pocket expenses they incur in attending director education programs.

Name	Fees Earned Or Paid In Cash	All Other Compensation	Total $
Active directors as of the end of the year:

Douglas C. Arthur	$33,200	$3,046	$36,246
Ken L. Burch	31,700	2,577	34,277
Tracy Fitzsimmons	31,700	1,015	32,715
Richard L. Koontz, Jr.	20,300	1,457	21,757
Dale S. Lam	33,500	1,117	34,617
William A. Truban, Jr.	32,800	1,047	33,847
James E. Zerkel II	33,500	2,577	36,077

Directors who served for part of the year:
Noel M. Borden	$23,600	$ —	$23,600
Grover M. Holler, Jr.	10,900	8,000	18,900

Directors are required to retire from the board at the end of the term during which they attain the age of 72. Directors with 18 years of service are eligible for a three year director emeritus position upon retirement from the board. Emeritus directors are eligible to receive payments of $1,000 per month. Amounts shown under all other compensation in the table above reflect amounts accrued for this benefit for currently active directors, and amounts paid for the one director who retired during 2006. Three other retired directors currently receive payments as emeritus directors.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

The primary objective of the Company’s executive compensation program is to enable the Company to attract and retain executives with the requisite skills and knowledge to support the attainment of the Company’s strategic business objectives. A secondary objective of the program is to provide incentives and rewards for accomplishment of specific objectives and attainment of operational goals.

The compensation program rewards the executives for the knowledge and skills they bring to the Company, for carrying out their responsibilities, for the achievement of various short-term performance objectives (many of which are particular to an individual officer) such as improvements in sales/revenue/customer growth levels, customer turnover or “churn,” reductions in service complaints, deployment of new technologies, and for growth in shareholder value.

The Company’s compensation program consists primarily of a base salary, annual bonuses, long-term incentives primarily in the form of stock option compensation, and retirement compensation.

The Company also provides various benefit programs to executive officers and to other employees. The following table generally identifies such benefit plans and identifies those employees who may be eligible to participate:

Benefit Plan	Executive Officers	Full-time Employees
401(k) Plan (1) (2)	X	X
Medical/Dental/Vision Plans (1)	X	X
Life and Disability Insurance (1)	X	X
Annual Incentive Plan (Bonus) (1)	X	X
Equity Incentive Plan (Stock Options) (1)	X	X
Defined Benefit Pension Plan (1) (2)	X	X
Supplemental Executive Retirement Plan (2)	X
Employee Stock Purchase Plan	Not offered	Not offered
Deferred Compensation Plan	Not offered	Not offered
Change in Control and Severance Plan	Not offered	Not offered
Employment Contracts	Not offered	Not offered

(1)

All full-time employees meeting certain eligibility requirements are eligible to participate in these plans on essentially the same terms (except for certain differences resulting from differences in annual base compensation). The annual incentive plan provides increasing target percentages of base pay for higher level employees.

(2)

During 2006, the Company announced its intention to freeze future benefit accruals under the defined benefit pension plan and supplemental executive retirement plan effective January 31, 2007. To replace the lost benefits, the Company also announced an increase in its contributions to the 401(k) Plan, and its intention to establish a defined contribution deferred compensation plan to replace the supplemental executive retirement plan. Only certain executive officers (as selected by the board of directors) are eligible to participate in the supplemental executive retirement plan. The Company anticipates that its future contributions to the defined contribution plans will be approximately equal to its historic accruals under the defined benefit pension plan and supplemental executive retirement plan.

The Company further believes that perquisites for executive officers should be extremely limited in scope and value, and has historically provided few perquisites. The following table lists the perquisites we do and do not offer, and which employees are eligible to receive them:

Type of Perquisites	Executive Officers	Full-time Employees
Employee Discounts (1)	X	X
Spousal Travel Reimbursements (2)	X	X
Financial Planning Allowances	Not offered	Not offered
Automobile Allowance	Not offered	Not offered
Country Club Memberships	Not offered	Not offered
Personal Use of Company Aircraft (3)	Not offered	Not offered
Security Services	Not offered	Not offered
Dwellings for Personal Use (4)	Not offered	Not offered

(1)	All employees are eligible for telephone service discounts, low cost cell phone service for themselves and for discounts on cell phone service for family members.
(2)

The Company encourages the spouses of executive officers and certain employees to accompany them to certain Company sponsored events (such as industry association conventions and conferences). The Company will reimburse the executive or employee for the cost of the spouse’s travel and expenses, and adds such reimbursements to taxable pay for W-2 purposes. The Company does not gross up pay to cover the taxes on such reimbursements.

(3)	The Company does not own, lease, or use private aircraft.
(4)	The Company does, under certain circumstances, provide hiring/relocation bonuses to newly hired employees and executive officers that may, in whole or in part, be used for temporary living expenses.

Base Salaries

Base salaries reflect the day to day performance of the executive in directing and managing the efforts of the company or the business unit the executive is responsible for. Base salaries are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the executive, and the competitive marketplace for executive talent. Base salaries are reviewed annually by the Personnel Committee, taking into consideration such factors as individual performance and responsibilities. Comparisons to base salaries for comparable positions at public companies considered to be peers of the Company are also taken into consideration.

Annual Incentive Bonuses

Annual bonuses focus the executive’s energy onto areas deemed to be in need of improved performance. Annual bonuses are determined as a percentage of base salary. Target bonuses for executives in recent years have generally been 30% of salary for the chief executive officer, 25% of salary for the executive vice president, and 20% of salary for other executive officers. Each officer can earn up to 200% of the target bonus for exceeding all of the goals and objectives reflected in a given year’s plan. Annual bonuses are generally based upon the achievement of a combination of company-wide performance goals (generally 60% of the bonus) as well as individual objectives (generally 40% of the bonus) established by management or, in the case of the chief executive officer and chief financial officer, the independent directors. For 2006, due to uncertainties concerning the timing and impact of any potential transaction regarding the Company’s PCS segment, individual objectives were replaced by a subjective component to be determined by the board of directors for the chief executive officer and chief financial officer, and by the chief executive officer for all other executive officers.

Long-term Stock Option Based Compensation

Long-term stock option based compensation focuses each of the executives on the overall impact of their decisions on the Company as a whole, as well as over a longer time frame than that encompassed by annual bonuses. It also serves to align the executives’ interest more closely to those of the Company’s stockholders by allowing the executives to directly benefit from increases in the value of the company. Long-term stock compensation awards granted annually (to executives having two or more years of service as of the end of the fiscal year prior to the grant date of the stock compensation award) under the Company’s Stock Incentive Plan were based on the executives’ base compensation, at a rate in recent years of 8 shares per $1,000 of base salary. The Company has also granted long-term stock compensation awards to newly hired executive officers; these typically are for a seven to ten year term and vest over a longer period than those granted annually. The Company made annual long-term stock compensation awards to all employees (having two or more years of service as of the end of the fiscal year prior to the grant date of the stock compensation award) on the same basis of 8 shares per thousand dollars of compensation. Annual long-term stock compensation awards are typically made shortly after the release of the Company’s Annual Report on Form 10-K, are for a five year term, and vest over a two year period. Due to uncertainties concerning the timing and impact of any potential transaction regarding the Company’s PCS segment, no long-term stock compensation awards were granted during 2006.

Retirement Compensation

Prior to January 2007, retirement compensation for executive officers had three components, the first two of which were essentially the same for all employees. First, essentially all full time employees were eligible to participate in the Company’s defined contribution 401(k) plan. In this plan, employees are eligible to contribute from their compensation up to the maximum federal limit. The Company matches the first 4% contributed by all employees (at a rate of 100% on the first 2%, and 50% of the next 2%, of employee contributions). Second, after one year of employment with at least 1,000 hours worked, all employees were eligible to participate in the qualified defined benefit pension plan. This plan provided a defined level of retirement income after the employee completes five years of service, based upon age at retirement, years of service, and annual compensation up to the maximum federal limit. This benefit was fully paid for by the Company, and benefits payable under this plan were limited in several ways by IRS regulations and limitations. Finally, certain executive officers (as defined by the board of directors, including all named executive officers, and who also participate in the qualified defined benefit pension plan) were able to participate in the supplemental executive retirement plan. This plan was intended to help equalize retirement income as a percent of final compensation between the participating executives and other employees, and provided benefits that IRS regulations and limitations do not allow the qualified defined benefit pension plan to pay to higher compensated employees.

Effective January 1, 2007, the Company adopted a new Executive Supplemental Retirement Plan pursuant to which the Company would contribute an additional 7% of base pay into a non-qualified defined contribution plan on behalf of an executive. Contributions to the Executive Supplemental Retirement Plan are subject to a 10 year service requirement. Effective January 31, 2007, the Company froze benefit accruals under the qualified defined benefit pension plan and the old supplemental executive retirement plan, and announced that it would terminate these plans. Vested benefits accrued under the qualified pension plan could be annuitized, paid out in a lump sum, or transferred to another qualified plan such as an individual IRA account or the Company’s defined contribution 401(k) plan. Vested benefits accrued under the supplemental plan are expected to be transferred to the Executive Supplemental Retirement Plan. Effective January 1, 2007, all employees would earn contributions of 5% of pay (base pay and commissions, where appropriate) into the defined contribution 401k plan (in addition to matching contributions as described above). These changes are being made to best balance the costs of the plans with the ability to offer flexible options to our employees in a changing workplace. The Company will continue to contribute towards its employees’ and executives’ retirement, but employees will have more control over how their funds are invested.

Retirement compensation, along with the long-term stock compensation, serves to retain the services of the executives over an extended period of time,

allowing the Company to continue to benefit from the executives’ knowledge and skills, while reducing costs related to turnover. Retirement compensation, particularly through the supplemental retirement plan, also provides the Company with some flexibility to more readily attract senior executives.

The following tables present details about compensation paid or earned by the Company’s Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executive officers:

Summary Compensation Table for the Year Ended December 31, 2006

	Salary	Option Awards (1)	Non-Equity Incentive Plan Comp (2)	Change in Pension Valuations (3)	All Other Compensation (4)	Total

Christopher E. French	289,346	14,513	82,203	367,663	14,056	767,781

Earle A. MacKenzie	240,154	42,751	56,856	302,599	7,205	649,565

David E. Ferguson	162,577	8,717	31,442	301,923	10,619	515,278

David K. MacDonald	164,231	8,472	33,733	134,918	4,927	346,281

William L. Pirtle	167,885	8,626	37,841	116,917	5,037	336,306

1)

No stock options were awarded to any executive officer or employee during 2006. Represents accrued compensation related to options awarded during 2004 and 2005, except for Mr. MacKenzie where it relates to options awarded in 2003. The 2004 option award was initially accounted for as a liability-classified award (until the awards for each of the officers named above was modified to an equity classified award as of June 30, 2006). As a liability classified award, the fair value of the award was recalculated using a Black-Scholes option pricing model each reporting period, and the change from the prior computation was recorded as compensation expense. For the 2005 awards, a Black-Scholes option pricing model was used to calculate the fair value of the awards at the date of grant of March 21, 2005, with the following inputs: exercise price of $30.29; expected term of 3.5 years; volatility of 45.73%; and a discount rate of 4.3%. The 2005 awards vest 50% at the first anniversary of the date of grant, and 50% at the second anniversary. For the 2003 award to Mr. MacKenzie, the inputs to the Black-Scholes option pricing model were exercise price of $22.01 (adjusted for the February, 2004 2-for-1 split), term of 10 years, volatility of 51.02%, and a discount rate of 3.18%. This award vests in 5 equal tranches, with the first tranche vesting at the third anniversary of the June 3, 2003 grant date, and again on each of the four following anniversaries. The 2004 and 2005 awards have a maximum life of 5 years, while Mr. MacKenzie’s 2003 grant has a maximum 10 year life.

2)	These amounts were earned for 2006 performance and paid in March, 2007.
3)

These amounts primarily reflect the one-time change in discount rate, and certain other assumptions, resulting from the Company’s decision, taken in November 2006, to freeze and settle these plans during 2007. Refer to footnote 9 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for additional details on the assumptions used in the valuation of the Company’s retirement plans. Includes the change in the actuarial values under the Company’s qualified and non-qualified defined benefit retirement plans of $130,571 and $237,092, respectively, for Mr. French; $40,123 and $262,476, respectively, for Mr. MacKenzie; $217,721 and $84,202, respectively, for Mr. Ferguson; $64,637 and $52,280, respectively, for Mr. Pirtle; and $66,874 and $68,044, respectively, for Mr. MacDonald.

4)

Represents matching contributions to the Company’s 401(k) plan for each named officer, and for Mr. French and Mr. Ferguson, includes $5,250 and $5,469, respectively, in payouts for excess accumulated paid time off.

The Company’s executive officers do not have employment agreements, and thus are not entitled to any additional benefits upon separation from the Company or following a change in control. The Company’s retirement plans have not historically allowed for lump sum distributions except for de minimis amounts. Due to the Company’s decision to freeze, settle and terminate the defined benefit pension plans in 2007, participants, including executive officers, may be eligible for lump-sum distributions of their accumulated, vested benefits. Vested stock options must be exercised before separation from the Company except in the case of retirement; unvested options at both separation and retirement are forfeited.

Pension Benefits Table as of December 31, 2006

Name	Plan Name	Number Of Years Of Credited Service	Present Value of Accumulated Benefit (1)

Christopher E. French	Qualified Pension Plan	25	$422,592
	Supplemental Pension Plan	25	$576,744

Earle A. MacKenzie	Qualified Pension Plan	4	$ 91,497
	Supplemental Pension Plan	4	$763,151

David K. MacDonald	Qualified Pension Plan	11	$174,677
	Supplemental Pension Plan	11	$306,140

David E. Ferguson	Qualified Pension Plan	39	$800,615
	Supplemental Pension Plan	39	$322,518

William L. Pirtle	Qualified Pension Plan	14	$166,194
	Supplemental Pension Plan	14	$206,812

(1)

Refer to footnote 9 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for additional details on the assumptions used in the valuations of the Company’s retirement plans.

During 2006, the Company announced that, effective January 31, 2007, benefits under the pension plans described above would be frozen and the plans subsequently terminated. Vested benefits accrued under the qualified pension plan could be annuitized, paid out in a lump sum, or transferred to another qualified plan such as an individual IRA account or the Company’s defined contribution 401(k) plan. Vested benefits accrued under the supplemental plan are expected to be transferred to a new supplemental defined contribution plan established in 2007, as previously described. No payments were made from either plan to any executive officer during 2006.

Options Exercised During the Year Ended December 31, 2006

	Option Awards
Name	Number of Shares Acquired Upon Exercise	Value Realized Upon Exercise

Christopher E. French	1,494	$ 37,275
Earle A. MacKenzie	—	$ —
David K. MacDonald	1,538	$ 44,637
David E. Ferguson	1,826	$ 50,661
William L. Pirtle	928	$ 25,418

The Company has not generally issued awards of stock to its employees or executive officers.

Equity Awards Outstanding at December 31, 2006

	Option Awards
Name	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Christopher E. French	1,628	—	n/a	$ 17.98	2/9/2008
	1,798	—		$ 24.25 a	3/7/2009
	1,020	1,020 b		$ 30.29	3/20/2010

	4,446	1,020

Earle A. MacKenzie	4,000	16,000 c	n/a	$ 22.01	6/2/2013

David E. Ferguson	1,016	—	n/a	$ 17.98	2/9/2008
	1,111	—		$ 24.25 a	3/7/2009
	598	599 b		$ 30.29	3/20/2010

	2,725	599

William L. Pirtle	994	—	n/a	$ 17.98	2/9/2008
	1,089	—		$ 24.25 a	3/7/2009
	597	597 b		$ 30.29	3/20/2010

	2,680	597

David K. MacDonald	1,067	—	n/a	$ 24.25 a	3/7/2009
	587	588 b		$ 30.29	3/20/2010

	1,654	588

a)

Effective July 1, 2006, the holders of these shares voluntarily relinquished their right to receive cash from the Company upon exercise. The fair value of these awards was $24.56 per share as of the date of modification. As these options were liability classified awards under SFAS 123R, and thus compensation expense was recalculated each reporting period subsequent to the date of grant, no additional compensation expense was recorded in connection with this modification.

b)	The indicated options vested March 21, 2007.
c)	Mr. MacKenzie’s unvested options as of December 31, 2006 are scheduled to vest 4,000 options per year in June of 2007, 2008, 2009 and 2010.

Grants of Plan-based Awards

		Payouts Under Non-equity Incentive Plan Awards
Name	Approval Date

Christopher E. French	4/17/2006	$82,203
Earle A. MacKenzie	4/17/2006	$56,856
David K. MacDonald	4/17/2006	$33,733
David E. Ferguson	4/17/2006	$31,442
William L. Pirtle	4/17/2006	$37,841

The payouts shown above were made on March 7, 2007 under the Company’s annual cash incentive plan which was approved on April 17, 2006. These amounts are included in the Summary Compensation Table as earned during 2006, as they are primarily based upon the attainment of certain operating and performance targets for fiscal year 2006. No equity awards were made during fiscal year 2006.

Personnel Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2006 to be included in the Company’s 2007 Annual Meeting of Shareholders Proxy Statement (the “Proxy”). Based on the reviews and discussions referred to above, we recommended to the board, and the board has approved, that the Compensation Discussion and Analysis referred to above be included in the Company’s Proxy and incorporated by reference into the Company’s Annual Report on Form 10-K.

Respectfully submitted,

THE PERSONNEL COMMITTEE

James E. Zerkel II, Chairman

Tracy Fitzsimmons

Richard L. Koontz, Jr.

Compensation Committee Interlocks and Insider Participation

The Company’s directors who meet the independence requirements prescribed by the Nasdaq Marketplace Rules recommend to the board of directors for determination all components of compensation for the Company’s chief executive officer and other executive officers. There are no interlock relationships as defined in the applicable SEC rules.

Certain Relationships and Related Transactions

As set forth in the Audit Committee charter, the Audit Committee is responsible for reviewing all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission. During 2006, the Company and its subsidiaries made numerous purchases of fuel from Holtzman Oil Corp. and entities affiliated with Holtzman Corp. Director Koontz is a Vice President of Holtzman Oil Corp. and Holtzman Corp. In 2006, total purchases were approximately $286,488. All such purchases were at market rates pursuant to arms-length agreements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2007.

Representatives of KPMG LLP are expected to attend the annual meeting, and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

KPMG LLP served as the Company’s independent registered public accounting firm for the Company’s fiscal years ended December 31, 2005 and 2006. The following sets forth the aggregate fees billed by KPMG LLP to the Company for those fiscal years.

	2005	2006
Audit services	$550,000	$495,000
Audit-related services	13,000	141,000
Tax services	77,000	106,000
All other services	—	—

Total	$640,000	$742,000

In making its appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2007, the audit committee considered whether KPMG LLP’s provision of non-audit services is compatible with maintaining KPMG LLP’s independence.

Audit Fees

Audit services include services performed by KPMG LLP to comply with generally accepted auditing standards related to the audit of the Company’s consolidated financial statements and review of interim consolidated financial statements. The audit fees shown above for the 2005 and 2006 fiscal years were incurred principally for services rendered in connection with the Company’s consolidated audits, and included the audits of the Company’s internal control over financial reporting and limited quarterly review services.

Audit-Related Fees

Audit-related services include assurance and related services that are customarily performed by independent registered public accounting firms. Audit-related fees for both 2005 and 2006 include amounts incurred in connection with audits of the Company’s employee benefit plans, while the increase in audit related fees in 2006 primarily resulted from work related to potential transactions relating to the PCS subsidiary.

Tax Fees

Tax services include services performed by KPMG LLP’s tax department, except those services related to the audit. The tax fees shown above for the 2005 and 2006 fiscal years were incurred in connection with the preparation of the Company’s tax returns and corporate tax consultations.

All Other Fees

There were no other services provided by KPMG LLP which would be classified as “all other fees” for the 2005 and 2006 fiscal years.

Pre-Approval of Audit and Permissible Non-Audit Services

The audit committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The audit committee, acting as a whole, pre-approves all audit and permissible non-audit services provided by such firm. For both types of pre-approval, the audit committee considers whether such services are consistent with the SEC’s rules on auditor independence.

Report of the Audit Committee

The audit committee of the Company’s board of directors is a standing committee composed of four non-employee directors who meet the independence and expertise requirements of the listing standards of the Nasdaq Stock Market.

During the fiscal year ended December 31, 2006, the audit committee reviewed with the Company’s management, Goodman and Company who serves as the Company’s internal auditors, and KPMG LLP the Company’s independent registered public accounting firm, the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation of the Company’s system of internal control, the quality of the Company’s financial reporting, and the Company’s process for legal and regulatory compliance. The audit committee also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Management is responsible for the Company’s system of internal control, the financial statements and the financial reporting process, and the assessment of the effectiveness of internal control over financial reporting. KPMG LLP is responsible for performing an integrated audit and issuing reports on the following: (1) the Company’s consolidated financial statements; (2) the Company’s internal control over financial reporting; and (3) management’s assessment of the effectiveness of the Company’s internal control over financial reporting. As provided in its charter, the audit committee’s responsibilities include monitoring and overseeing these processes.

Consistent with this oversight responsibility, KPMG LLP reports directly to the audit committee. The audit committee appointed KPMG LLP as the Company’s independent registered public accounting firm and approved the firm’s compensation.

The audit committee discussed with KPMG LLP the matters required to be discussed by the Nasdaq Stock Market, the Securities and Exchange Commission, the Public Company Accounting Oversight Board, and the American Institute of Certified Public Accountants’ Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the audit committee has received from KPMG LLP the written disclosures required by Independence

Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with KPMG LLP the firm’s independence from the Company and its management.

In reliance on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Dale S. Lam, Chairman

Douglas C. Arthur

Jonelle St. John

William A. Truban, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. The reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to the Company for 2006 or written representations that no other reports were required, the Company believes that the foregoing reporting persons complied with all filing requirements for fiscal 2006.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2008

Under SEC rules, in order for shareholder proposals to be presented at the Company’s annual meeting of shareholders in 2008, such proposals must be received by the Secretary of the Company at the Company’s principal office in Edinburg, Virginia, no later than November 27, 2007. The submission by a shareholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

In addition, the Company’s bylaws require that notice of proposals by shareholders to be brought before any annual meeting generally must be delivered to the Company not less than 120 days before the meeting. The notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of the shareholder proposing such business; (c) the class, series and number of shares of the Company’s stock that are beneficially owned by the shareholder proposing such business; and (d) any material interest of the shareholder in such business.

The provisions in the Company’s bylaws concerning notice of proposals by shareholders are not intended to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

SHAREHOLDER COMMUNICATIONS

Shareholders may send communications directly to the Company’s Board of Directors at the following address: Board of Directors, Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary.

OTHER MATTERS

The board of directors does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

Jonathan R. Spencer

Secretary

Dated: March 27, 2007

Shenandoah Telecommunications Company	PROXY
500 Shentel Way
Edinburg, VA 22824	This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Douglas C. Arthur, Ken L. Burch and James E. Zerkel II, and each of them, as Proxies with full power of substitution, to vote all common stock of Shenandoah Telecommunications Company held of record by the undersigned as of March 20, 2007, at the Annual Meeting of Shareholders to be held on May 1, 2007, and at any and all adjournments and postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE DIRECTOR NOMINEES.

1.	Election of Directors
☐	FOR ELECTION AS A DIRECTOR
(a) For a 3-year Term Expiring in 2010 [Vote for three] Christopher E. French, Dale S. Lam and James E. Zerkel II (b) For a 2-Year Term Expiring in 2009 [Vote for one] Jonelle St. John

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed above.

☐	Withhold authority to vote for all nominees listed above.
2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

Please mark, sign exactly as name appears below, date, and return this proxy card promptly, using the enclosed envelope, whether or not you plan to attend the meeting.

When signing as attorney, executor, administrator, trustee, guardian, or agent, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated ________________________, 2007
SIGNATURE
____I plan to attend the meeting
____Number of persons attending
____I cannot attend the meeting	ADDITIONAL SIGNATURE (if held jointly)